PROMISSORY NOTE

$130,000.00                                                   HOLLYWOOD, FLORIDA
                                                              January 22nd, 1999

         FOR VALUE RECEIVED, the undersigned Borrower jointly and severally promise to pay in lawful money of the United States of America to the order of SEBASTIANO SALEMI and NUNZIA SALEMI, husband and wife, at such address as is indicated below or at such other place as the Holder of this Note shall in writing designate, the principal sum of $130,000.00.

         The outstanding principal balance of this Note existing from time to time shall bear interest at the rate of 12% per cent per annum from January 22nd, 1999.

         Principal and Interest shall be payable as follows:

         Equal monthly installments of interest in the sum of $1,300.00 shall be payable commencing February 22nd, 1999 and continue in like fashion through January 22nd, 2000. Additionally the maker shall pay a principal payment of @20,000.00 on January 22nd, 2000. Commencing on February 22nd, 2000, monthly payments of interest shall be payable in the sum of $1,100.00 and shall continue monthly thereafter in like fashion until January 22nd, 2001, when the principal balance together will all accrued interest shall be paid in full.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         Any payment received more than ten (10) days after the due date shall contain a late charge of five (5%) per cent of the payment due.

         This note is secured by a Purchase Money Second Mortgage of even date herewith: (all of such agreements, mortgage(s) and other documents executed in connection with this Note securing the obligations of this Note are hereinafter referred to as the "SECURITY DOCUMENTS").

         The following events shall be events of default ("EVENTS OF DEFAULT') hereunder:

         (i) failure to pay any part of principal or interest falling sue under this Note which non-payment continues for a periods in excess of ten (10) days; or

         (ii) the occurrence of a default of any terms, agreements, covenants or conditions of this Note or the SECURITY DOCUMENTS which are not timely cured pursuant to the terms thereof.




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         The occurrence of an EVENT OF DEFAULT shall authorize the Holder of this Note to declare the entire outstanding principal balance immediately due and payable in full and to exercise any and all other rights or remedies as provided by the SECURITY DOCUMENTS and applicable by law. Furthermore, at such time, all such amounts due but unpaid shall thereafter bear interest from the date of such nonpayment or exercise, until payment in full, at the maximum interest rate allowed by law. This Note is to be construed and enforced according to the laws of the State of Florida.

         If this Note is not paid when due or if it becomes necessary in the opinion of Note Holder to employ counsel to collect or enforce this Note or to protect the security for the same, Borrower and all parties liable for the payment hereunder shall pay to Note Holder, to the extent permitted by applicable law, all costs, charges, disbursements and reasonable attorney's fees incurred by Note Holder in collecting or enforcing payment hereof or in protecting the same, whether incurred in or out of court, including without limitation probate proceedings, bankruptcy proceedings, and appeals.

         Each Maker, Guarantor and Endorser severally waives presentment, demand, protest or notice of protest and all requirements necessary t hod each of them liable as Makers, Guarantors and Endorsers including without limitation, all homestead exemptions, all appraisement and stay law, and all rights of redemption, to the full extent permitted by law. Failure of the Holder to exercise any right hereunder shall not be construed as a Waiver of the right to exercise the same or any other right at any time and form time to time thereafter.

         Each Maker, Guarantor and Endorser further agrees, jointly and severally, to pay all principal and interest due hereunder, costs of collection, including reasonable attorney's fees and costs of appeal, in case the principal of this Note or interest thereon is not paid when due, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         During the period of any Default under the terms of this Note, the interest rate on the entire indebtedness then outstanding shall be at the highest rate presently allowed t be charged under applicable law or any greater interest which may be charged under any amendments to applicable law computed from the date of default and continuing until such Default is cured.

         No provision of this Note shall be construed to mean that Borrower has paid or agreed to pay, directly or indirectly, under any circumstances whatsoever, any interest in excess of that which lawfully may be charged under any applicable law relating to interest. If for any reason interest in excess of the highest lawful rate shall at any time be paid hereunder, or in the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any effective rate of interest or other charges provided for in any loan document or this Note, whether considered separately or together with other charges levied in connection with any loan document and this Note, exceed the maximum rate of interest or

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charges allowed by such law, and Borrower is entitled to the benefit of such law, such interest or charges are reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that the Note Holder shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder (however, no prepayment premium shall be due in connection therewith) and not to the payment of interest or if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to Borrower. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which is secured by any Loan Document or evidenced by this Note and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term (including any renewal or extension) of this Note to the fullest extent permitted by applicable law. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest computed thereby is uniform throughout the stated term (including any renewal or extension) of this Note. This provision shall control every other provision of all agreements between Borrower and Lender.

         WAIVER OF TRIAL BY JURY, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY TO THE FULL EXTENT THAT ANY TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S HEREIN CONTAINED WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, BORROWER HEREBY CERTIFIES THAT NO DIRECTOR, OFFICER, EMPLOYEE REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF TRIAL BY JURY PROVISION.

         Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail t the Note Holder at the property address or at a different address if the Note Holder is given written notice of that different address.

         If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of


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the promises made in this Note. The note Holder may enforce its rights under this Note against each person individually or collectively.

                                            CUIDAO HOLDING CORPORATION,
                                            a Florida Corporation


                                            (By) /s/ C. Michael Fisher
                                                 ----------------------------
                                                 C. MICHAEL FISHER, President
                                                                    (SEAL)



Payable At:
-----------

4617 Garfield Street
Hollywood, Florida 33021


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